                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          FIRST PLACE FINANCIAL CORP.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       DELAWARE                                        BEING APPLIED FOR
-----------------------                        ---------------------------------
(state of incorporation                        (IRS Employer Identification No.)
or organization)

185 EAST MARKET STREET,  WARREN, OHIO          44482
----------------------------------------       ----------
(Address of principal executive offices)       (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-63099


Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                    --------------------------------------
                               (Title of Class)

ITEM 1    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed as part of the Registrant's Registration Statement on Form S-1, No. 333-63099, filed on September 9, 1998, as amended.

ITEM 2    EXHIBITS

     1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

          (a) Certificate of Incorporation of First Place Financial Corp.

          Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-63099, filed on September 9, 1998, as amended.

          (b) Bylaws of First Place Financial Corp.

          Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-63099, filed on September 9, 1998, as amended.

          (c)  Plan of Conversion

          Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-63099, filed on September 9, 1998, as amended.

          (d)  Form of Stock Certificate

          Incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-63099, filed on September 9, 1998, as amended.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FIRST PLACE FINANCIAL CORP.
                                         ---------------------------------------
                                         (Registrant)


                                         Date:  November 9, 1998


                                         By:  /s/  Steven R. Lewis
                                         ---------------------------------------
                                         Steven R. Lewis
                                         President and Chief Executive Officer